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                                                                   Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion of our report dated March 16, 2001, with respect to the consolidated financial statements of Artema Medical AB (publ), as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, which report appears in the Registration Statement on Form S-4 of Cardiac Science, Inc., and to the reference to our firm under the heading "Experts" in such Registration Statement.




/s/ KPMG Bohlins AB


Stockholm, Sweden
July 5, 2001